Exhibit 99.1

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions

KAYDON CORPORATION REPORTS

FIRST QUARTER 2012 RESULTS

Ann Arbor, Michigan – May 9, 2012

Kaydon Corporation (NYSE:KDN) today announced its results for the first fiscal quarter ended March 31, 2012.

Consolidated Results

Sales in the first fiscal quarter of 2012 were $116.5 million, compared to sales of $108.3 million in the first quarter of 2011.

Adjusted earnings per share, as defined below, was $.44 in the first quarter of 2012, compared to $.42 in the first quarter of 2011. GAAP diluted earnings per share was $.38 in the first quarter of 2012 compared to $.36 in the first quarter of 2011.

Adjusted EBITDA, was $26.8 million, or 23.0 percent of sales, during the first quarter of 2012, compared to $26.9 million, or 24.9 percent of sales, during the first quarter of 2011.

This press release includes certain non-GAAP measures, including Adjusted net income, Adjusted earnings per share, Adjusted EBITDA and free cash flow. Readers should refer to the attached Reconciliation of Non-GAAP Measures exhibit for the reconciliations of the applicable GAAP measures to the non-GAAP measures presented.

Adjustments to GAAP results include certain items management considers in evaluating operating performance. During the first quarter of 2012, Kaydon incurred $1.3 million of costs associated with its recent dividend recapitalization, $0.3 million of costs associated with restructuring and arbitration activities and $1.1 million of non-cash amortization of previously incurred net actuarial losses related to postretirement benefit plans. Recent interest rate declines have resulted in higher net amortized actuarial losses associated with liabilities which, to a large extent, have already been funded. Kaydon has averaged a funded status of approximately 90 percent over the past five years and is currently approximately 91 percent funded.

Management Commentary

James O’Leary, Chairman and Chief Executive Officer commented, “Our results for the first quarter of 2012 were solid but reflect the generally uneven economic environment, principally in Europe, that has characterized recent quarters. During the quarter, we began to see relative stabilization in our well diversified military businesses, year over year improvement in our wind business and generally solid, if unspectacular, results in our broad industrial portfolio which varied greatly by end market.

“Looking ahead, we expect improvement during the balance of the year in both non-wind orders and shipments. We also expect margin improvement in our base industrial businesses as the year progresses due to improved volume and efficiencies to be realized from recent manufacturing consolidations.

“The largest uncertainty, outside of general economic shocks, remains the political climate surrounding renewable energy policy. In the event an extension of the Production Tax Credit is not enacted in 2012, we will need to consider additional operating cost reductions in the second half of the year to align our wind energy bearing capacity with market demand. We are currently reviewing multiple options to continue to serve this market while optimizing the longer term interests of our shareholders.

“Despite the current uncertainty in the global economy and the anticipated challenges ahead, we remain highly confident of Kaydon’s long term strengths and the actions taken over recent years to further leverage them. Despite the unprecedented volatility in operating conditions since the onset of the Great Recession, we have maintained consistently high levels of output, profitability, and cash generation, which is the hallmark of a strong, diversified industrial company. Our confidence in this model and in our long term prospects was evidenced by our recently completed special dividend and our ongoing commitment to consistent, profitable growth and steady return of capital to our shareholders.”

Segment Results and Review

Friction Control Products sales in the first quarter of 2012 were $65.8 million, compared to $60.9 million in the 2011 first quarter. First quarter 2012 Friction Control Products operating income totaled $11.8 million, compared to $9.9 million in the prior first quarter. The improvement relative to prior year was attributable to improved shipments of both wind energy and heavy equipment products and the absence of restructuring costs incurred in the prior first quarter, more than offsetting lower shipments of medical and semiconductor products. Management expects annual wind energy sales in the range of $60 to $70 million for 2012 as the wind climate remains highly volatile. Management also expects continued improvement in heavy equipment shipments based on recent quotation activity.

Velocity Control Products sales in the first quarter of 2012 were $24.3 million, compared to $19.6 million in the first quarter of 2011. The sales growth was primarily attributable to the Hahn acquisition. Operating income for this segment totaled $5.8 million in the first quarter of 2012 and 2011 with the favorable impact of Hahn offset by lower international shipments and unfavorable mix.

Other Industrial Products sales in the first quarter of 2012 were $26.4 million, compared to $27.8 million in the 2011 first quarter. Operating income equaled $1.9 million in the first quarter of 2012, compared to operating income of $2.5 million in the first quarter of 2011. Results were impacted by lower project sales of filtration products, unfavorable mix and charges associated with a reduction in force.

Order Activity

Orders were $109.8 million in the first quarter of 2012, compared to $110.4 million in the first quarter of 2011. Backlog at March 31, 2012 was $174.9 million compared to $181.6 million at December 31, 2011, and $203.0 million at April 2, 2011.

Financial Position and Free Cash Flow

Free cash flow was $4.4 million in the first quarter of 2012, compared to $3.0 million in the first quarter of 2011.

As of March 31, 2012, the Company had unrestricted cash totaling $36.3 million. During the first quarter of 2012, the Company entered into a new credit agreement providing for a $150 million term loan and $250 million revolving credit facility. The Company borrowed $150 million under the term loan facility which, together with $186 million of cash, was used to fund a $10.50 per share special dividend to shareholders paid on March 26, 2012. There were no borrowings outstanding under the revolving credit facility on March 31, 2012.

About Kaydon

Kaydon Corporation is a leading designer and manufacturer of custom engineered, performance-critical products, supplying a broad and diverse group of alternative energy, military, industrial, aerospace, medical and electronic equipment, and aftermarket customers.

Conference call information: At 11:00 a.m. Eastern time today, Kaydon will host a first quarter 2012 earnings conference call. The conference call can be accessed telephonically in a listen-only mode by dialing 1-877-857-6177 and providing the following passcode number: 800500. Participants are asked to dial in 10 minutes prior to the scheduled start time of the call.

Alternatively, interested parties are invited to listen to the conference call on the internet at:

http://w.on24.com/r.htm?e=452000&s=1&k=1F4CED89D6C2CAF00824B55C01631245 or by logging on to the Kaydon Corporation website at: http://www.kaydon.com and accessing the conference call at the “First Quarter 2012 Conference Call” icon.

To accommodate those that are unable to listen at the scheduled start time, a replay of the conference call will be available telephonically beginning at 2:00 p.m. Eastern time today through Tuesday, May 15, 2012 at 2:00 p.m. Eastern time. The replay is accessible by dialing 1-888-203-1112 and providing the following passcode number: 4623200.

Additionally, interested parties can access an archive of the conference call on the Kaydon Corporation website at http://www.kaydon.com.

# # #

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “should,” “could,” “potential,” “projects,” “approximately,” and other similar expressions, including statements regarding general economic conditions, competitive dynamics and the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

In addition, the Company or persons acting on its behalf may from time to time publish or communicate other items that could also be construed to be forward-looking statements. Statements of this sort are or will be based on the Company’s estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Kaydon does not undertake any responsibility to update its forward-looking statements or risk factors to reflect future events or circumstances except to the extent required by applicable law.

Certain non-GAAP measures are presented in this press release. These measures should be viewed as supplemental data, rather than as substitutes or alternatives to the most comparable GAAP measures.

Contact:	Timothy J. Heasley	READ IT ON THE WEB
	Senior Vice President & Chief Financial Officer	http://www.kaydon.com
(734) 680-2018

KAYDON CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,	April 2,
	2012	2011
Net sales	$116,466	$108,341
Cost of sales	74,867	69,519

Gross profit	41,599	38,822
Selling, general and administrative expenses	24,264	21,323

Operating income	17,335	17,499
Interest expense	(388)	(97)
Interest income	125	179

Income before taxes	17,072	17,581
Provision for income taxes	4,951	5,591

Net income	$12,121	$11,990

Earnings per share:
Basic	$0.38	$0.36

Diluted	$0.38	$0.36

Dividends declared per share	$10.70	$0.19

Weighted average common shares outstanding:
Basic	31,734	32,552

Diluted	31,757	32,579

KAYDON CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$36,291	$225,214
Accounts receivable, net	88,154	78,441
Inventories, net	117,340	110,206
Other current assets	16,443	16,701

Total current assets	258,228	430,562

Property, plant and equipment, net	167,108	168,946

Goodwill, net	158,038	157,087
Other intangible assets, net	30,875	31,140
Other assets	4,873	3,962

Total assets	$619,122	$791,697

Liabilities and Shareholders’ Equity:

Accounts payable	$17,750	$19,699
Accrued expenses	33,434	29,766
Current portion long-term debt	7,500	—

Total current liabilities	58,684	49,465

Long-term debt	142,500	—
Other long-term liabilities	57,598	57,594

Total long-term liabilities	200,098	57,594

Shareholders’ equity	360,340	684,638

Total liabilities and shareholders’ equity	$619,122	$791,697

KAYDON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,	April 2,
	2012	2011
Cash Flows from Operating Activities:
Net income	$12,121	$11,990
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,010	4,821
Amortization of intangible assets	739	665
Amortization of stock awards	891	906
Stock option compensation expense	1,116	321
Excess tax benefits from stock-based compensation	(702)	(21)
Deferred financing fees	346	97
Contributions to qualified pension plans	(634)	(478)
Net change in receivables, inventories and trade payables	(18,216)	(10,459)
Net change in other assets and liabilities	5,286	(571)

Net cash from operating activities	5,957	7,271

Cash Flows from Investing Activities:
Capital expenditures	(3,307)	(4,328)
Dispositions of property, plant and equipment	1,793	69

Net cash used in investing activities	(1,514)	(4,259)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	150,000	—
Debt issuance costs	(1,357)	—
Cash dividends paid	(342,490)	(6,279)
Purchase of treasury stock	(1,199)	(13,976)
Excess tax benefits from stock-based compensation	702	21
Proceeds from exercise of stock options	15	39

Net cash used in financing activities	(194,329)	(20,195)

Effect of exchange rate changes on cash and cash equivalents	963	2,480

Net decrease in cash and cash equivalents	(188,923)	(14,703)

Cash and cash equivalents - Beginning of period	225,214	286,648

Cash and cash equivalents - End of period	$36,291	$271,945

KAYDON CORPORATION

REPORTABLE SEGMENT INFORMATION

(In thousands)

	Three Months Ended
	March 31, 2012	April 2, 2011
Net sales
Friction Control Products	$65,803	$60,872
Velocity Control Products	24,299	19,626
Other Industrial Products	26,364	27,843

Total consolidated net sales	$116,466	$108,341

	Three Months Ended
	March 31, 2012	April 2, 2011
Operating income
Friction Control Products	$11,819	$9,874
Velocity Control Products	5,842	5,826
Other Industrial Products	1,909	2,537

Total segment operating income	19,570	18,237
Items not allocated to segment operating income	(2,235)	(738)
Interest expense	(388)	(97)
Interest income	125	179

Income before taxes	$17,072	$17,581

The Company has two reporting segments: Friction Control Products and Velocity Control Products. The Company’s remaining operating segments are combined and disclosed as “Other Industrial Products.”

Kaydon Corporation

Reconciliation of Non-GAAP Measures

(In thousands)

	Three Months Ended		LTM
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Free cash flow, as defined (non-GAAP)
Net cash from operating activities (GAAP)	$5,957	$7,271	$53,572	$71,508
Capital expenditures, net of dispositions	(1,514)	(4,259)	(11,963)	(17,836)

Free cash flow, as defined (non-GAAP)	$4,443	$3,012	$41,609	$53,672

Kaydon’s management believes free cash flow, as defined above and a non-GAAP measure, is an important indicator of the Company’s ability to generate excess cash above levels required for capital investment to support future growth. However, it should be viewed as supplemental data, rather than as a substitute or alternative to the comparable GAAP measure.

	Three Months Ended		LTM
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Adjusted EBITDA, as defined (non-GAAP)
Net income (GAAP)	$12,121	$11,990	$49,463	$54,208
Net interest (income)/expense	263	(82)	242	(375)
Provision for income taxes	4,951	5,591	20,367	25,603
Depreciation and amortization of intangible assets	5,749	5,486	23,558	23,994
Stock-based compensation expense (1)	2,007	1,227	6,296	5,207

EBITDA, as defined (non-GAAP)	25,091	24,212	99,926	108,637

Arbitration costs	143	436	5,924	1,848
Restructuring/severance costs	163	1,128	1,808	4,004
Due diligence and purchase accounting costs	—	469	1,302	4,458
Recapitalization costs	267	—	267	—
Curtailment gains	—	—	(275)	(3,451)
Amortization of net actuarial loss	1,126	697	3,229	2,661

Adjusted EBITDA, as defined (non-GAAP)	$26,790	$26,942	$112,181	$118,157

(1)	Includes non-cash stock amortization expense and non-cash stock option expense.

Kaydon’s management believes EBITDA, as defined above and Adjusted EBITDA, as defined, both non-GAAP measures, are determinants of the Company’s capacity to incur additional senior capital to enhance future profit growth and cash flow growth. In addition, EBITDA is widely used by financial analysts and investors, and is utilized in measuring compliance with financial covenants in the Company’s credit agreement. Also, EBITDA is a metric used to determine payments under the Company’s annual incentive compensation program for senior managers. However, EBITDA, as defined, and Adjusted EBITDA, as defined should be viewed as supplemental data, rather than as substitutes or alternatives to the comparable GAAP measure.

Kaydon Corporation

Reconciliation of Non-GAAP Measures (continued)

(In thousands, except per share data)

	Three months ended March 31, 2012
		Non-operating items, as defined by the Company
	GAAP	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence Costs	Recapitalization Costs	Amortization of Actuarial Loss	Adjusted (Non- GAAP)
Net Sales	$116,466	$—	$—	$—	$—	$—	$116,466
Gross profit	41,599	—	—	—	—	831	42,430
Gross margin	35.7%	0.0%	0.0%	0.0%	0.0%	0.7%	36.4%
S, G & A expenses	24,264	143	163	—	1,058	295	22,605

Operating income	17,335	143	163	—	1,058	1,126	19,825
Interest, net	(263)	—	—	—	247	—	(16)

Income before taxes	17,072	143	163	—	1,305	1,126	19,809
Tax provision *	4,951	41	47	—	378	327	5,744

Net income	$12,121	$102	$116	$—	$927	$799	$14,065

Diluted EPS	$0.38	$—	$—	$—	$0.03	$0.03	$0.44

	Three months ended April 2, 2011
		Non-operating items, as defined by the Company
	GAAP	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence Costs	Recapitalization Costs	Amortization of Actuarial Loss	Adjusted (Non- GAAP)

Net Sales	$108,341	$—	$—	$—	$—	$—	$108,341
Gross profit	38,822	—	972	—	—	553	40,347
Gross margin	35.8%	0.0%	0.9%	0.0%	0.0%	0.5%	37.2%
S, G & A	21,323	436	156	469	—	144	20,118

Operating income	17,499	436	1,128	469	—	697	20,229
Interest, net	82	—	—	—	—	—	82

Income before taxes	17,581	436	1,128	469	—	697	20,311
Tax provision *	5,591	139	359	149	—	222	6,460

Net income	$11,990	$297	$769	$320	$—	$475	$13,851

Diluted EPS	$0.36	$0.01	$0.02	$0.01	$—	$0.01	$0.42

Kaydon’s management believes that certain non-GAAP measures of Adjusted operating income, Adjusted interest, net, Adjusted net income, and Adjusted earnings per share - diluted, provide investors with additional information to assess the Company’s financial performance. However, these measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

*	Taxed at effective tax rate for each quarter.